UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C. 20549



                          FORM 8-K

                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):  October 18, 2002


                THE PRESTIGE GROUP.NET, INC.
            ------------------------------------
   (Exact name of registrant as specified in its charter)






     Nevada                  000-32495             88-0441287
  -----------            ----------------        ---------------
(State or other
jurisdiction of        (Commission File No.)    (I.R.S. Employer
incorporation or                                Identification No.)
 organization)




   4610  So.  Ulster Street, Suite  150,  Denver, Colorado 80237
   --------------------------------------------------------------
            (Address of principal executive offices)




 Registrant's telephone number, including area code: (720) 528-7303


                                  N/A
                              -----------
   (Former  name or  former address, if changed since last report)




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Item 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.

     a.        Other Events.

          1. Merger of Subsidiary with and into the Company and Change of Name of the Company.

            Effective October 18, 2002, Paramco Financial Group, Inc., a Colorado corporation (formerly Paramount Financial Group, Inc.), a wholly owned subsidiary of the Company, will be merged with and into the Company. At the same time, the Company, a Nevada corporation, will change its name to Paramco Financial Group, Inc.

          2.   Change of Trading Symbol and CUSIP Number.

            As a result of the change of the Company's name, effective at the opening of the financial markets on Monday, October 21, 2002, the Company's trading symbol will be changed to
            PFLG.   In addition, on  such  date  the
            Company's new CUSIP Number will be 699168 10 0.

     b.    Regulation FD Disclosure.

               Not applicable.

Item 7.   FINANCIAL STATEMENTS OR EXHIBITS.

          a.   Financial Statements.

                    Not applicable

          b.   Exhibits.

           3.1 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of The Prestige Group.Net, Inc., filed with the Nevada Secretary of State on October 1, 2002.

           3.2 Articles of Merger filed with the Nevada Secretary of State on October 7, 2002, providing for the merger of Paramco Financial Group, Inc., a Colorado corporation, a wholly owned subsidiary of the Company, with and into the Company, and also including an Amendment to Articles of Incorporation changing the Company's name to Paramco Financial Group, Inc., all to be effective as of October 18, 2002.

         99.11  Press Release by The Prestige
                Group.Net, Inc., dated October 18,
                2002, concerning the merger of Paramco
                Financial Group, Inc. a Colorado
                corporation, with and into the Company,
                the change of name of the Company, a
                Nevada corporation, to Paramco Financial
                Group, Inc., and  the change of trading
                symbol and CUSIP number.




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                         SIGNATURES


           Pursuant  to  the requirements of the  Securities
Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:  October 17, 2002          THE PRESTIGE GROUP.NET, INC.



                              /s/ Douglas G. Gregg
                              -----------------------------
                              Douglas G. Gregg, President

















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